SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 24, 2015

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Certificate of Designations of 6.350% Non-Cumulative Preferred Shares, Series C, of Endurance Specialty Holdings Ltd.

4.2	Specimen 6.350% Non-Cumulative Preferred Share, Series C Certificate

4.3	Form of depositary receipt

4.4	Deposit Agreement, dated November 24, 2015, among Endurance Specialty Holdings Ltd., Computershare Inc., Computershare Trust Company, N.A. and the holders from time to time of the depositary receipts described therein

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

5.2	Opinion of ASW Law Limited

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Consent of ASW Law Limited (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 24, 2015

By:	/s/ John V. Del Col
Name: John V. Del Col
Title: General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Designations of 6.350% Non-Cumulative Preferred Shares, Series C, of Endurance Specialty Holdings Ltd.

4.2	Specimen 6.350% Non-Cumulative Preferred Share, Series C Certificate

4.3	Form of depositary receipt

4.4	Deposit Agreement, dated November 24, 2015, among Endurance Specialty Holdings Ltd., Computershare Inc., Computershare Trust Company, N.A. and the holders from time to time of the depositary receipts described therein

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

5.2	Opinion of ASW Law Limited

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Consent of ASW Law Limited (included in Exhibit 5.2)